UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2015

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(571) 434-5400

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information regarding the Incremental Facility, the First Amendment and Second Amendment (as defined in Item 2.03 below) and related transactions entered into by NeuStar, Inc. (“NeuStar”) contained in Item 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 9, 2015, NeuStar completed its acquisition of MarketShare Partners, LLC, a Delaware limited liability company (“MarketShare”), for approximately $450 million in total consideration. A portion of the purchase price was paid to Jon Vein and Wesley Nichols, the founders of MarketShare (the “Founders”), in shares of NeuStar Class A Common Stock (“Common Stock”), which shares are subject to certain restrictions. Pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of November 5, 2015, by and among NeuStar, MarketShare, the holders of outstanding limited liability company interests (“Units”) of MarketShare and the shareholders of Elevation MSP Blocker Corp. and FTV-MS Investment Inc. (each a “Seller” and, collectively, the “Sellers”), the holders of warrants to purchase limited liability company interests of MarketShare (the “Warrant Holders”), and Shareholder Representative Services LLC, solely in its capacity as the sellers representative, NeuStar purchased, directly or indirectly, all of the outstanding Units of MarketShare (the “Acquisition”).

The consideration for the Acquisition was funded with cash-on-hand, borrowings under the Incremental Facility (as defined in Item 2.03 below) and shares of NeuStar’s Common Stock issued to the Founders (as described in Item 3.02 below).

References to the terms of the Purchase Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendments to Credit Agreement and Security Agreement; Incurrence of Incremental Facility

On December 9, 2015, NeuStar entered into that certain Amendment No. 1 to the Credit Agreement and Security Agreement by and among NeuStar, certain subsidiaries of NeuStar party thereto as Guarantors (the “Guarantors”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent and a lender, and the other lenders party thereto (the “First Amendment”), which, among other things, provides for (i) the permissibility of an incremental term facility under the Company’s existing 2013 Credit Agreement (the “2013 Credit Agreement”) that would have an annual amortization percentage of 40% of the aggregate principal amount of such incremental facility, with quarterly amortization percentages of 7.1%, 7.1%, 12.9%, and 12.9% for the first, second, third, and fourth quarters respectively; (ii) the addition of a senior secured leverage financial maintenance covenant; (iii) streamlined conditions for the incurrence of an incremental term facility to be used for a permitted acquisition; (iv) a required escrow and prepayment (such prepayment to be for the benefit of the incremental facility lenders) by NeuStar under certain specified circumstances; and (v) certain tax related changes favorable to NeuStar to the terms of the 2013 Credit Agreement and related security agreement (the “2013 Security Agreement”).

On December 9, 2015, NeuStar entered into that certain Amendment No. 2 to Credit Agreement, by and among NeuStar, the Guarantors, MSSF, as Administrative Agent, Collateral Agent and a Lead Arranger, the other Lead Arrangers party thereto, the Increasing Lenders party thereto, and the Assuming Lenders party thereto (the “Second Amendment”), which, among other things, provides for the creation of an additional incremental term loan in an aggregate principal amount of $350,000,000 pursuant to Section 2.19 of the 2013 Credit Agreement, as amended by the First Amendment (the “Incremental Facility”), and borrowed the full amount of the Incremental Facility. The proceeds of the Incremental Facility were used to consummate the Acquisition and to pay related fees and expenses. The Incremental Facility (i) was issued with a eurodollar rate margin of 4.00% and a corresponding base rate margin of 3.00%, (ii) was issued with 400 basis points of original issue discount and additional customary fees, and (iii) has an annual amortization percentage of 40% of the aggregate principal amount of such Incremental Facility, with quarterly amortization percentages of 7.1%, 7.1%, 12.9%, and 12.9% for the first, second, third, and fourth quarters respectively. Pursuant to the provisions of the 2013 Credit Agreement, the eurodollar rate margin on the existing term loans under the 2013 Credit Agreement was increased as a result of the pricing on the Incremental Facility to 4.50%, with a corresponding base rate margin of 3.25%. The amortization schedule for the existing term loans under the 2013 Credit Agreement remained unchanged at 2.5% per annum. Both the existing term loans and the term loans under the Incremental Facility mature on January 22, 2018. In addition, under the Second Amendment, NeuStar and the Guarantors reaffirmed their respective obligations, including guaranty obligations and the granting of liens in substantially all of their assets, under the 2013 Security Agreement.

The 2013 Credit Agreement and 2013 Security Agreement are described in NeuStar’s Current Report on Form 8-K filed on January 22, 2013.

The foregoing description of the First Amendment and Second Amendment above are summaries and are qualified in their entirety by reference to copies of the First Amendment and Second Amendment, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

On December 9, 2015 and in connection with the completion of the acquisition described in Item 2.01, NeuStar issued 571,913 shares of its Class A common stock, $0.001 par value per share, to the Founders of MarketShare and certain of their affiliates (such shares, the “Founder Shares”) pursuant to the terms of the Securities Purchase Agreement. The Founder Shares are subject to certain restrictions.

The issuance of the Founder Shares pursuant to the Securities Purchase Agreement in connection with the Acquisition described in Item 2.01 was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2015, NeuStar issued a press release announcing the completion of the Acquisition and providing 2016 guidance. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in set forth under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed

(d) Exhibits.

The following exhibits are filed as part of this Report.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of November 5, 2015, by and among NeuStar, MarketShare, the Sellers, the Warrant Holders, and Shareholder Representative Services LLC, as the Sellers Representative, incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed November 6, 2015.

10.1	Amendment No. 1 to the Credit Agreement and Security Agreement, dated as of December 9, 2015, by and among NeuStar, Inc., certain subsidiaries of NeuStar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.2	Amendment No. 2 to Credit Agreement, dated as of December 9, 2015, by and among NeuStar, Inc., certain subsidiaries of NeuStar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and a Lead Arranger, the other Lead Arrangers party thereto, the Increasing Lenders party thereto, and the Assuming Lenders party thereto.

99.1	Press Release, dated December 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date: December 9, 2015	By:	/s/ Paul S. Lalljie

	Name:	Paul S. Lalljie

	Title:	Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of November 5, 2015, by and among NeuStar, MarketShare, the Sellers, the Warrant Holders, and Shareholder Representative Services LLC, as the Sellers Representative, incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed November 6, 2015.

10.1	Amendment No. 1 to the Credit Agreement and Security Agreement, dated as of December 9, 2015, by and among NeuStar, Inc., certain subsidiaries of NeuStar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.2	Amendment No. 2 to Credit Agreement, dated as of December 9, 2015, by and among NeuStar, Inc., certain subsidiaries of NeuStar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and a Lead Arranger, the other Lead Arrangers party thereto, the Increasing Lenders party thereto, and the Assuming Lenders party thereto.

99.1	Press Release, dated December 9, 2015.